Exhibit 99.1

ReShape Lifesciences® Reports Year Ended December 31, 2023 Financial Results and Provides Corporate Update

Completed First Surgeries With Next-Generation Lap-Band® 2.0 FLEX

2024 Operating Expenses Expected to Decrease by more than 50% Compared to 2023; Reaffirming Commitment to Profitability

Conference Call to be Held at 4:30 pm ET Today

IRVINE, Calif., April 1, 2024 -- ReShape Lifesciences Inc. (Nasdaq: RSLS), the premier physician-led weight loss and metabolic health-solutions company, today reported financial results for the fourth quarter and fiscal year ended December 31, 2023 and provided a corporate strategic update.

Fourth Quarter 2023 and Subsequent Highlights

●March 2024: Significantly strengthened the company’s intellectual property portfolio related to an intragastric balloon system. Specifically, it received a Notice of Allowance from the U.S. Patent and Trademark Office (USPTO) for patent application 18/370,819. Once issued, the patent will provide protection into at least January 2031, without accounting for a potential Patent Term Extension (PTE).
●March 2024: Due to the continued impact on the company’s revenue caused by the rise in glucagon-like peptide 1 (GLP-1) receptor agonist prescriptions for weight loss, ReShape provided an update on its 2024 cost reduction plan, including a further Reduction in Force (RIF). Full implementation of the plan is expected to result in further lowering operating expenses of approximately $8.0 million in 2024, or more than a 50% reduction of operating expenses compared to 2023, excluding one-time costs.
●February 2024: Announced that the first surgeries utilizing the company’s next generation, enhanced Lap-Band® 2.0 FLEX, were successfully performed by Adam Smith, D.O., Bariatric Surgery Specialist and Chief Executive Officer of Ultimate Bariatrics in Dallas, Fort Worth, TX, and Christine Ren-Fielding, M.D., Professor of Surgery at NYU Grossman School of Medicine, Director of NYU Langone Health’s Weight Management Program and Chief of the Division of Bariatric Surgery.
●January 2024: Conducted bariatric fellows training for its Lap-Band® System, highlighting the Lap-Band® 2.0 FLEX.
●December 2023: Engaged Maxim Group LLC, to act as the company’s exclusive financial advisor to help identify potential synergistic merger and acquisition partnerships.
●December 2023: Received U.S. Food and Drug Administration (FDA) PMA supplement approval for its next-generation Lap-Band® 2.0 FLEX, designed to improve the patient experience.
●November 2023: Completed a warrant exercise transaction with an existing accredited investor for $1.2 million in gross proceeds, further extending the company’s cash runway into 2024.

●	October 2023: Completed a public offering, raising $2.8 million in net proceeds.

“Although the headwinds caused by the adoption of GLP-1 prescriptions for weight loss treatment have put pressure on the bariatric market, we also recognize that this trend is increasing the medical weight loss market, overall. Specifically, the rise in GLP-1 usage has helped to normalize the stigma that often occurs around obesity and medical intervention and has increased the number of people seeking help from medical professionals, including bariatric surgeons,” stated Paul F. Hickey, President and Chief Executive Officer of ReShape Lifesciences®. “We believe that the market opportunity for the Lap-Band® will increase, over time, especially with the newly launched, next generation Lap-Band® 2.0 FLEX. Equally paramount to our long-term success is maintaining strategic discipline and adapting quickly to all market conditions. A testament to this is our recent announcement of significant cost reductions, including a further reduction in staff, leading to a projected more than 50% decrease in operating expenses for 2024, compared to last year. This reorganization and decrease in expenses will allow us to focus on and optimize the commercialization of our physician-led, redesigned Lap-Band® 2.0 FLEX, enhanced to improve the patient experience, while continuing to market our current Lap-Band®.

“ “Last month we announced that the first surgeries utilizing the Lap-Band® 2.0 FLEX were very successful and additional surgeries have already taken place. These first surgeries followed closely on the heels of gaining FDA PMA supplement approval for the Lap-Band 2.0 FLEX. As a reminder, the new FLEX technology acts as a relief valve to alleviate discomfort from swallowing large pieces of food, eliminating the need for in-office band adjustments, as the band momentarily relaxes before returning to its resting diameter. We believe, based on current surgeon feedback, including those who have already used the Lap-Band® 2.0 FLEX, that the new FLEX technology will allow us to engage more surgeons as well as new and existing Lap-Band patients, leading to increased demand for Lap-Band® surgery, ultimately becoming a true growth catalyst for the Lap-Band® franchise and the company.”

Year Ended December 31, 2023, Financial and Operating Results

Revenue totaled $8.7 million for the year ended December 31, 2023, which represents a contraction of 22.8%, or $2.6 million compared to the same period in 2022. The primary reason for the decrease is due to the introduction of GLP-1 pharmaceuticals within the U.S. This is also evidenced by a decrease of Lap-Band unit sales of approximately 26.8%.

Gross Profit for the year ended December 31, 2023, was $5.5 million, compared to $6.8 million for the year ended December 31, 2022, a decrease of $1.3 million or 18.4%. Gross profit as a percentage of revenue for the year ended December 31, 2023, was 63.9% compared to 60.5% for the same period in 2022. The increase in gross profit margin is primarily due to the Company allocating resources that were previously primarily focused on inventory to other projects and allocated a larger percentage of these costs to operating expenses in 2023.

Sales and Marketing Expenses for the year ended December 31, 2023, decreased by $6.6 million, or 46.8%, to approximately $7.5 million, compared to $14.1 million for the same period in 2022. The decrease is primarily due to a decrease of $5.2 million in advertising and marketing expenses, including consulting and professional marketing services, as the Company has reevaluated its marketing approach and has moved to a targeted digital marketing campaign, resulting in a significant reduction of costs. There were also $1.2 million in reductions in payroll related expenditures, including commissions, travel and stock-based compensation as part of the reduction in force and changes in sales personnel.

General and Administrative Expenses for the year ended December 31, 2023, decreased by approximately $7.0 million, or 40.2%, to approximately $10.3 million, compared to $17.3 million for the same period in 2022. The decrease is primarily due to a reduction in legal related expenses due to the Company recording $2.6 million in litigation losses during the year ended December 31, 2022. In addition, the Company had a reduction in payroll related expenses including stock-based compensation expense of $2.8 million, due to changes within personnel. The Company had a decrease in intangible asset amortization of $1.8 million, as it impaired its finite intangible assets during the fourth quarter of 2022. The Company also had a decrease in rent and insurance of $0.7 million due to the lease of its former Carlsbad, CA location expiring. This was offset by an increase in audit and professional services of approximately $1.2 million, primarily due to the financings the Company completed during 2023.

Research and Development Expenses for the year ended December 31, 2023, decreased by $0.2 million, or 8.8%, to $2.3 million, compared to $2.5 million for the same period in 2022. The decrease is primarily due to a decrease of $0.1 million in payroll expenses. As the Company’s revenue declined, the Company allocated personnel’s time to other research and development projects to utilize the employees and a reduction of depreciation expense of $0.1 million as the Company impaired its fixed assets during 2023.

Cash and Cash Equivalents as of December 31, 2023 were $4.5 million and the Company remains debt free on its balance sheet.

A full discussion of the Company’s financials is available in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

Conference Call Information

Management will host a conference call to discuss ReShape’s financial and operational results today at 4:30 pm ET and will be joined by a member of ReShape’s Scientific Advisory Board, Christine Ren-Fielding, M.D., Professor of Surgery at NYU Grossman School of Medicine, Director of the NYU Langone Weight Management Program and Chief of the Division of Bariatric Surgery.

To participate in the conference call please register with the following Registration Link, and dial-in details will be provided. Participants using this feature are requested to dial into the conference call fifteen minutes ahead of time to avoid delays.

An archived replay will also be available on the “Events and Presentations” section of ReShape’s website at: https://ir.reshapelifesciences.com/events-and-presentations.

About ReShape Lifesciences®

ReShape Lifesciences® is America’s premier weight loss and metabolic health-solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® System provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The investigational Diabetes Bloc-Stim Neuromodulation™ (DBSN™) system utilizes a proprietary vagus nerve block and stimulation technology platform for the treatment of type 2 diabetes and metabolic disorders. The Obalon® balloon technology is a non-surgical, swallowable, gas-filled intra-gastric balloon that is designed to provide long-lasting weight loss. For more information, please visit www.reshapelifesciences.com.

Forward-Looking Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. Forward-looking statements in this press release include statements about the company’s projected decrease in operating expenses for 2024, its expectation that the market opportunity for Lap-Band will increase, and the expected adoption of the Lap-Band® 2.0 by surgeons. These and additional risks and uncertainties are described more fully in the company's filings with the Securities and Exchange Commission, including those factors identified as "risk factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Disclosures

In addition to the financial information prepared in conformity with GAAP, we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, and amortization methods, which provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented in this release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the company may be different from similarly named non-GAAP financial measures used by other companies.

Adjusted EBITDA

Management uses Adjusted EBITDA in its evaluation of the company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time costs. Management uses Adjusted EBITDA in its evaluation of the company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the company may be different from similarly named non-GAAP financial measures used by other companies.

CONTACTS:

ReShape Lifesciences Contact:

Paul F. Hickey

President and Chief Executive Officer

949-276-7223

ir@ReShapeLifesci.com

Investor Relations Contact:

Rx Communications Group

Michael Miller

917-633-6086

mmiller@rxir.com

RESHAPE LIFESCIENCES INC.

Consolidated Balance Sheets

(dollars in thousands)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$4,459	$3,855
Restricted cash	100	100
Accounts and other receivables	1,659	2,180
Inventory	3,741	3,611
Prepaid expenses and other current assets	337	165
Total current assets	10,296	9,911
Property and equipment, net	60	698
Operating lease right-of-use assets	250	171
Deferred tax asset, net	28	56
Other intangible assets, net	—	260
Other assets	29	46
Total assets	$10,663	$11,142
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,689	$1,926
Accrued and other liabilities	1,814	5,040
Warranty liability, current	163	344
Operating lease liabilities, current	111	171
Total current liabilities	3,777	7,481
Operating lease liabilities, noncurrent	151	—
Common stock warrant liability	72	—
Total liabilities	4,000	7,481
Stockholders’ equity:

Preferred stock	—	—
Common stock	23	1
Additional paid-in capital	642,302	627,935
Accumulated deficit	(635,574)	(624,187)
Accumulated other comprehensive loss	(88)	(88)
Total stockholders’ equity	6,663	3,661
Total liabilities and stockholders’ equity	$10,663	$11,142

RESHAPE LIFESCIENCES INC.

Consolidated Statements of Operations

(dollars in thousands)

	Year Ended December 31,
	2023	2022
Revenue	$8,678	$11,240
Cost of revenue	3,130	4,438
Gross profit	5,548	6,802
Operating expenses:
Sales and marketing	7,548	14,093
General and administrative	10,324	17,250
Research and development	2,315	2,537
Impairment of long-lived assets	777	18,744
(Gain) loss on disposal of assets, net	(33)	529
Total operating expenses	20,931	53,153
Operating loss	(15,383)	(46,351)
Other expense (income), net:
Interest (income) expense, net	(26)	113
Gain on changes in fair value of liability warrants	(3,878)	—
(Gain) loss on foreign currency exchange, net	(22)	141
Other	(122)	(11)
Loss before income tax provision	(11,335)	(46,594)
Income tax expense (benefit)	52	(380)
Net loss	$(11,387)	$(46,214)

The following table contains a reconciliation of GAAP net loss to non-GAAP net loss Adjusted EBITDA attributable to common stockholders for the years ended December 31, 2023 and 2022 (in thousands):

	Year Ended December 31,
	2023	2022
GAAP net loss	$(11,387)	$(46,214)
Adjustments:
Interest income, net	(26)	113
Income tax expense (benefit)	52	(380)
Depreciation and amortization	154	2,153
Stock-based compensation expense	767	2,087
Impairment of long-lived assets	777	18,744
(Gain) loss on disposal of assets, net	(33)	529
Gain on changes in fair value of liability warrants	(3,878)	—
Adjusted EBITDA	$(13,574)	$(22,968)